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                                                                EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the MIDCOM Communications Inc. Amended and Restated 1993 Stock Option Plan of our report dated March 29, 1995 with respect to the consolidated financial statements and schedule of MIDCOM Communications Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                Ernst & Young LLP

Seattle, Washington
October 30, 1996